                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 99.1

NEWS RELEASE

CONTACTS:                                                                                                        [logo]
Cathy Mayne Lyttle                              Allison McFerren Sanders                                    WORTHINGTON
VP, Corporate Communications                    Director, Investor Relations                                 INDUSTRIES
Phone (614) 438-3077                            Phone: (614) 840-3133                               1205 Dearborn Drive
E-mail: cmlyttle@WorthingtonIndustries.com      E-mail: asanders@WorthingtonIndustries.com         Columbus, Ohio 43085
-----------------------------------------------------------------------------------------------------------------------
                                                                                          www.WorthingtonIndustries.com

FOR IMMEDIATE RELEASE

              WORTHINGTON INDUSTRIES REPORTS FIRST QUARTER RESULTS

COLUMBUS, OHIO, SEPTEMBER 17, 2003 - Worthington Industries, Inc. (NYSE: WOR) today reported results for the three months ended August 31, 2003.

HIGHLIGHTS

Sales for the first quarter of fiscal 2004 were $498.0 million, a decrease of 5% from last year's record $525.5 million. Earnings were $5.9 million and earnings per diluted share were $0.07 compared to record first quarter earnings of $27.5 million, or $0.32 per diluted share, for the same period last year.

First quarter results for fiscal 2003 included just one month of operations for Unimast Incorporated which was acquired on July 31, 2002. Unimast generated $47.6 million of sales and $5.0 million in earnings during June and July 2002, prior to Worthington's ownership.

"This was a particularly difficult quarter for our two largest business segments, Processed Steel Products and Metal Framing," said John P. McConnell, Chairman and CEO of Worthington Industries. "Overall volume in Processed Steel Products declined by 13% largely tied to an estimated 14% production decrease among the `Big 3' auto producers. While our direct tons were off only 7%, we saw a 20% decline in our tolling tons." McConnell explained, "Although we believe we maintained our market share during the quarter, weak overall demand, a significant mix change between our direct and tolled tons and rising steel costs, all contributed to weaker earnings in Processed Steel Products."

"Our Metal Framing business suffered a modest loss as several adverse factors converged during this quarter," McConnell continued. "The commercial construction market and, in particular, commercial office space construction, continue to be very soft. As a result, competitive pricing pressures have been mounting throughout the past six months at a time when we continued to carry additional expenses associated with the acquisition of Unimast. During the quarter, we also continued to incur the additional costs of our increasingly successful efforts to broaden our base of business into several niche markets ranging from single and multi-family residential, midrise commercial and mixed use facilities to kit packages and emergency shelter designs. Although we expect the commercial construction market to remain soft for some time, other issues that negatively affected this quarter are subsiding, and we expect a better second quarter in Metal Framing," McConnell said.


                                     -more-

Worthington Industries
September 17, 2003
2-2-2

During the quarter, the company generated enough cash to reduce the utilization of its accounts receivable securitization facility by $70 million and fund the quarterly dividend. "I am proud of our unbroken record of profitability and dividend payments," concluded McConnell.

SEGMENT  RESULTS

Within the Processed Steel Products segment, quarterly net sales fell 10%, or $31.7 million, to $287.2 million from $318.9 million in the comparable quarter of fiscal 2003. The decrease in net sales was due to declines in both direct and tolling volumes. Lower volumes and a reduction in the spread between selling prices and material costs resulted in a depressed operating margin.

Within the Metal Framing segment, net sales increased 17%, or $20.2 million, to $141.0 million from $120.8 million in the comparable quarter of fiscal 2003 due to the Unimast acquisition. However, weakness in the commercial construction market contributed to a 9% decline in the combined tons shipped during the quarter on a proforma basis. The volume decline, coupled with higher material costs and severe pricing pressure, led to an operating loss. Dietrich Metal Framing initiated product price increases effective September 1, 2003.

Within the Pressure Cylinders segment, net sales decreased 19%, or $15.6 million, to $66.5 million from $82.1 million in the comparable quarter of fiscal 2003. Sales of propane cylinders in North America fell from last year's record levels due to the diminishing impact of the April 2002 regulations that require overfill prevention devices on certain propane cylinders. The volume decline resulted in a reduced operating margin.

Worthington's joint ventures contributed positively to first quarter results. Equity in net income of six unconsolidated affiliates totaled $7.9 million, in line with the year ago quarter.

OUTLOOK

Although the economy appears to have reached a bottom and there are indications that the deterioration in demand and end customer pricing have stabilized, there are no indications of meaningful improvement. In fact, conditions in automotive and commercial construction - two of the company's major markets - will continue to be challenging.

"Big 3" vehicle production is projected to be down at least 8% for the coming fiscal quarter relative to last year, but up 18% over this quarter. Additionally, the U.S. Census Bureau's index of private construction spending confirms that commercial construction activity remains near five-year lows.

OTHER

Dividends declared

On August 21, 2003, the board of directors declared a quarterly cash dividend of $0.16 per

                                     -more-

Worthington Industries
September 17, 2003
3-3-3

share payable September 29, 2003, to shareholders of record September 15, 2003.

Corporate Profile

Worthington Industries is a leading diversified metal processing company with annual sales of approximately $2 billion. The Columbus, Ohio, based company is North America's premier value-added steel processor and a leader in manufactured metal products such as automotive aftermarket stampings, pressure cylinders, metal framing, metal ceiling grid systems and laser welded blanks. Worthington employs more than 7,500 people and operates 62 facilities in 10 countries.

Founded in 1955, the company operates under a long-standing corporate philosophy rooted in the golden rule, with earning money for its shareholders as the first corporate goal. This philosophy, an unwavering commitment to the customer, and one of the strongest employee/employer partnerships in American industry serve as the company's foundation.

Conference Call

Worthington will review its first quarter results during its quarterly conference call today, September 17, 2003, at 1:30 p.m. Eastern Daylight Time. Details on the conference call can be found on the company's web site at www.WorthingtonIndustries.com

Safe Harbor Statement

The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 ("the Act"). Statements by the company relating to future sales and operating results; projected capacity levels; anticipated capital expenditures; projected timing, results, costs, charges and expenditures related to plant closures and consolidations; and other non-historical information constitute "forward-looking statements" within the meaning of the Act. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, product demand, changes in product mix and market acceptance of products; changes in pricing or availability of raw materials, particularly steel; effects of plant closures and the consolidation of operations; capacity restraints and efficiencies; conditions in major product markets; delays in construction or equipment supply; financial difficulties of customers, suppliers and others with whom we do business; the effect of national, regional and worldwide economic conditions; risks associated with doing business internationally, including economic, political and social instability, and foreign currency exposure; acts of war and terrorist activities; the ability to improve processes and business practices to keep pace with the economic, competitive and technological environment; the business environment and impact of governmental regulations, both in the United States and abroad; and other risks described from time to time in filings with the SEC.

                                       ###

Worthington Industries
September 17, 2003
4-4-4


                          WORTHINGTON INDUSTRIES, INC.
                               EARNINGS HIGHLIGHTS
                        (In Thousands, Except Per Share)


                                                        Three Months Ended
                                                            August 31,
                                                    ---------------------------
                                                      2003              2002
                                                    ---------         ---------
                                                   (Unaudited)       (Unaudited)
Net sales:
     Processed Steel Products                       $ 287,198         $ 318,921
     Metal Framing                                    141,064           120,838
     Pressure Cylinders                                66,535            82,136
     Other                                              3,238             3,569
                                                    ---------         ---------
        Total net sales                               498,035           525,464

Cost of goods sold                                    449,052           436,040
                                                    ---------         ---------
        Gross margin                                   48,983            89,424

Selling, general & administrative expense              41,620            47,103
                                                    ---------         ---------

Operating income:
     Processed Steel Products                           8,169            22,317
     Metal Framing                                     (3,654)           16,364
     Pressure Cylinders                                 3,538             7,194
     Other                                               (690)           (3,554)
                                                    ---------         ---------
        Total operating income                          7,363            42,321

Other income (expense):
     Miscellaneous expense                               (389)           (1,341)
     Interest expense                                  (5,591)           (6,103)
     Equity in net income of unconsolidated
       affiliates                                       7,936             8,415
                                                    ---------         ---------
        Earnings before taxes                           9,319            43,292
Income tax expense                                      3,402            15,802
                                                    ---------         ---------

        Net earnings                                $   5,917         $  27,490
                                                    =========         =========


Average common shares outstanding - diluted            86,517            86,499
                                                    ---------         ---------

        Earnings per share - diluted                $    0.07         $    0.32
                                                    =========         =========


Common shares outstanding at end of period             86,054            85,624

Cash dividends declared per common share            $    0.16         $    0.16


Worthington Industries
September 17, 2003
5-5-5


                          WORTHINGTON INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)


                                                                  August 31,          May 31,
                                                                     2003              2003
                                                                  ----------        ----------
                                                                  (Unaudited)        (Audited)
                                     ASSETS

Current assets
     Cash and cash equivalents                                    $      598        $    1,139
     Accounts receivable, net                                        172,934           169,967
     Inventories                                                     256,217           268,983
     Income taxes receivable                                            --              11,304
     Deferred income taxes                                            20,714            20,783
     Other current assets                                             32,678            34,070
                                                                  ----------        ----------

        Total current assets                                         483,141           506,246

Investments in unconsolidated affiliates                              83,256            81,221
Goodwill                                                             115,433           116,781
Other assets                                                          30,591            30,777
Property, plant and equipment, net                                   728,802           743,044
                                                                  ----------        ----------

        Total assets                                              $1,441,223        $1,478,069
                                                                  ==========        ==========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
     Accounts payable                                             $  207,963        $  222,987
     Notes payable                                                        68             1,145
     Current maturities of long-term debt                              1,113             1,194
     Other current liabilities                                        83,996            92,845
                                                                  ----------        ----------

        Total current liabilities                                    293,140           318,171

Other liabilities                                                     91,497            90,471
Long-term debt                                                       288,978           289,689
Deferred income taxes                                                140,251           143,444

Shareholders' equity                                                 627,357           636,294
                                                                  ----------        ----------

        Total liabilities and shareholders' equity                $1,441,223        $1,478,069
                                                                  ==========        ==========


Worthington Industries
September 17, 2003
6-6-6


                          WORTHINGTON INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)


                                                               Three Months Ended
                                                                   August 31,
                                                           ---------------------------
                                                             2003              2002
                                                           ---------         ---------
                                                          (Unaudited)        (Unaudited)
OPERATING ACTIVITIES
  Net earnings                                             $   5,917         $  27,490
  Adjustments to reconcile net earnings to
   net cash provided by operating activities:
      Depreciation and amortization                           16,952            17,510
      Other adjustments                                       (4,485)            9,626
      Changes in current assets and liabilities               (1,348)           75,785
                                                           ---------         ---------
      Net cash provided by operating activities               17,036           130,411

INVESTING ACTIVITIES
  Investment in property, plant and equipment, net            (5,816)           (6,421)
  Acquisitions, net of cash acquired                            --            (113,740)
  Investment in unconsolidated affiliate                        (490)             --
  Proceeds from sale of assets                                 2,880               175
                                                           ---------         ---------
      Net cash used by investing activities                   (3,426)         (119,986)

FINANCING ACTIVITIES
  Proceeds from (payments on) short-term borrowings           (1,077)            5,667
  Principal payments on long-term debt                          (556)             (241)
  Dividends paid                                             (13,754)          (13,683)
  Other                                                        1,236              (209)
                                                           ---------         ---------
      Net cash used by financing activities                  (14,151)           (8,466)
                                                           ---------         ---------

Increase (decrease) in cash and cash equivalents                (541)            1,959
Cash and cash equivalents at beginning of period               1,139               496
                                                           ---------         ---------

Cash and cash equivalents at end of period                 $     598         $   2,455
                                                           =========         =========


Worthington Industries
September 17, 2003
7-7-7




                          WORTHINGTON INDUSTRIES, INC.
                                SUPPLEMENTAL DATA
                                 (In Thousands)

The information in the table is being provided to assist in the analysis of the results of operations and is based on the best information available to management.

                                          Three Months Ended
                                              August 31,
                                    ----------------------------
                                      2003                2002
                                    --------            --------
                                   (Unaudited)         (Unaudited)
Processed Steel Products
  Tons shipped
    Direct                               518                 558
    Toll                                 332                 415
  Net sales
    Direct                          $271,892            $298,885
    Toll                            $ 15,306            $ 20,036
  Material cost
    Direct                          $188,985            $194,482
    Toll                                 n/a                 n/a

Metal Framing
  Tons shipped                           198                 158
  Net sales                         $141,064            $120,838
  Material cost                     $ 92,954            $ 60,272

Pressure Cylinders
  Units shipped                        3,123               4,033
  Net sales                         $ 66,535            $ 82,136
  Material cost                     $ 29,020            $ 37,502


       n/a - not applicable